Exhibit 23.5

Ohmyhome Limited

11 Lorong 3 Toa Payoh

Block B #04-16/21, Jackson Square

Singapore 319579

29 December 2023

CONSENT LETTER

Dear Sirs,

1. Introduction

We are engaged as Malaysia legal counsel to Ohmyhome Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, and its subsidiaries established in Malaysia, in connection with the follow-on offering by the Company, under the registration statement (“Registration Statement”) filed with the United States Securities and Exchange Commission on Form F-1 (SEC File No. 333-275987) under the Securities Act of 1933, as amended (the “Securities Act”).

2. Consent

We hereby consent to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ CHRISTOPHER & LEE ONG

CHRISTOPHER & LEE ONG

CONSULTANT

G.A. David Dass

Lee Hock Chye

PARTNERS

Christopher Lee

John Mathew

Jainil Bhandari

Yon See Ting

Fiona Sequerah

Lim Wee Hann

Yau Yee Ming

Lim Hui Ming

Kuok Yew Chen

Deepak Pillai

Sri Sarguna Raj

Por Chuei Ying

Shemane Chan Ngai Fung

Avinash Pradhan

Ng Sey Ming

Kelvin Kho Hui Khiang

Chor Jack

Tracy Wong

Intan Haryati

Rubini Murugesan

Annette Soh

Lim Siaw Wan

Chua See Hua

Shanti Geoffrey

Steven Cheok Hou Cher

Valerie Ngooi Ming Hui

Han Li Meng

Heng Yee Keat

Clive Navin Selvapandian

Niak Hiong Keong

Carol Lim Yen Ling

Anissa Maria Anis

Nereen Kaur Veriah

Ooi Ju-Lien

Jane Guan Shu Pei

Yong Shih Han

Tan Yi Li

Evelyn Ch’ng Huey Ching

Chelsea Chan Hwee Cheng

Daphne Lam Pooi Mun

Looi Zhi Min

John Rolan Fernandez

Sivaram Prasad

Teo Siang Ly

Nicole Chong

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